EXHIBIT 23.2

[BDO Seidman, LLP Letterhead]

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of STAAR Surgical Company on Form S-3 of our report dated February 21, 2003 (except for Note 18, which is dated March 26, 2003), appearing in the Annual Report on Form 10-K of STAAR Surgical Company for the year ended January 3, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Los Angeles, California
July 18, 2003